090501

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140325310-41
	Filing Date and Time 05/01/2014 10:35 AM
	Entity Number E0443142010-7

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

LINGAS VENTURES, INC.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____________
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: MAY 15TH, 2014 Time: 12:01 AM
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

LINGAS VENTURES, INC.

Pursuant to Section 78.403 of the Nevada Revised Statutes ("**NRS**"), the undersigned, an officer of Lingas Ventures, Inc. (the "**Corporation**") restating the entire Articles of Incorporation, as in effect as of the date hereof:

ARTICLE I

GENERAL

Section 1.1. **Name**. The name of the corporation is Cannabis Kinetics Corp. (the "**Corporation**").

Section 1.2. **Registered Agent**. The commercial Registered Agent of the Corporation in the State of Nevada is Corporate Creations Network Inc.

Section 1.3. **Purpose**. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised States (the "**NRS**").

Section 1.4. **Existence and Effectiveness**. This Amended and Restated Articles of Incorporation shall be effective as of May 15th, 2014. The Corporation shall have perpetual existence.

ARTICLE II

CAPITALIZATION

Section 2.1. **Authorized Capital Stock**. The Corporation is hereby authorized to issue a total of 2,620,000,000 shares of capital stock consisting of (i) 2,610,000,000 shares of Common Stock, par value $.001 per share ("**Common Stock**"); (ii) and 10,000,000 shares of preferred stock, par value $.001 per share (the "**Preferred Stock**").

Section 2.2. That at the effective time of this Amended and Restated Articles of Incorporation, (i) each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to a 1 for 10 reverse stock split with all fractional shares rounded to the nearest whole share. Such reverse stock split shall not affect the par value of the Corporation's common stock which shall remain at $0.001 per share. The number of shares of common stock issued and outstanding prior to the effective time of this amendment is 290,057,700. After the effective time of this Restated Certificate of Incorporation, the number of shares issued and outstanding shall be 29,005,700 shares of common stock.

Section 2.3. **Preferred Stock.** The Board of Directors of the Corporation (the **"Board"**) is authorized, subject to the rights of the holders of any then outstanding shares of Preferred Stock and limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated Preferred Stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof. Without limiting the generality of the grant of authority contained in the preceding sentence, but subject to the rights of the holders of then outstanding Preferred Stock, the Board is authorized to determine any or all of the following, and the shares of each class or series may vary from the shares of any other class or series in any or all of the following aspects:

(i) The number of shares of such class or series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board providing for the issuance of such class or series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

(ii) The dividend rights, if any, of such class or series, the dividend preferences, if any, as between such class or series and any other class or series of stock, whether and the extent to which shares of such class or series shall be entitled to participate in dividends with shares of any other class or series of stock, whether and the extent to which dividends on such class or series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

(iii) The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such class or series may be redeemed, if redeemable;

(iv) The rights of such class or series, and the preferences, if any, as between such class or series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such class or series shall be entitled to participate in such event with any other class or series of stock;

(v) The voting powers, if any, in addition to the voting powers prescribed by law, of shares of such class or series, and the terms of exercise of such voting powers;

(vi) Whether shares of such class or series shall be convertible into or exchangeable for shares of any other class or series of stock, or any other securities, and the terms and conditions, if any, applicable to such rights;

(vii) The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such class or series;

(viii) Whether shares of such class or series may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional shares (of such class or series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(ix) Such other relative participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be determined by the Board and stated in the certificate or said resolution or resolutions providing for the issuance of such class or series of Preferred Stock.

Any of the powers, preferences, rights and qualifications, limitations, restrictions or designations of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of the certificate or the resolution or resolutions adopted by the Board providing for the designation or issuance of such Preferred Stock pursuant to the authority vested in the Board; provided, that the manner in which such facts shall operate upon the powers, preferences, rights and qualifications, limitations, restrictions or designations of such class or series of Preferred Stock is clearly and expressly set forth in the certificate or the resolution or resolutions providing for the issuance of such Preferred Stock.

ARTICLE III

VOTING RIGHTS

Section 3.1. **Common Stock**. Subject to the voting rights, if any, of the holders of any then outstanding shares of Preferred Stock, the holders of Common Stock shall be entitled to one vote per share.

Section 3.2. **Preferred Stock**. The holders of the Preferred Stock shall have the voting rights ascribed to them determined by the Corporation's Board of Directors in connection with their designation of the rights and privileges of the Preferred Stock.

Section 3.3. **Election of Directors**. Unless, and except to the extent that the bylaws of the Corporation (the "**Bylaws**") so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE IV

MISCELLANEOUS

Section 4.1. **Lost Certificates.** Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock or Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends, if any, shall accrue on the shares of Common Stock or Preferred Stock represented by such new certificate from the date up to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 4.2. **Bylaws.** The Board may from time to time adopt, amend or repeal the Bylaws, subject to the power of the stockholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board.

Section 4.3. **Indemnification.** To the fullest extent that the NRS, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of officers directors, no director or officer of the Corporation will be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director or officer other than as a result of gross negligence or willful misconduct. The Corporation may specify additional terms of such indemnification obligations in the Bylaws or through contractual arrangements with indemnified parties. Any repeal or amendment of this Section will not adversely affect any limitation on the personal liability or alleged liability of a director arising from an act or omission of that director occurring prior to the time of such repeal or amendment. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented.

Section 4.4. **Acquisition of Controlling Interest; Combinations with Interested Stockholders.** The Corporation elects not to be subject to, or governed by, any of the terms and provisions of NRS Sections 78.378 through 78.3793, inclusive, as may be amended from time to time, or any successor section, provision or statute. No amendment to these Restated Articles of Incorporation, directly or indirectly, by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal. The Corporation further elects not to be subject to, or governed by, any of the terms and provisions of NRS Sections 78.411 through 78.444, inclusive, as may be amended from time to time, or any successor section, provision or statute.

The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 50.1%

IN WITNESS WHEREOF, the undersigned does make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts stated herein are true as of this _April 29____, 2014.

X

____
Eric Hagen, President

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of CANNABIS KINETICS CORP.
Name of Represented Business Entity

I, Alex Englard o/b/o Corporate Creations Network Inc. am a:
Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on 4/30/14 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

4/30/14
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date